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Exhibit (a)(1)(C)

        ADS LETTER OF TRANSMITTAL

To Tender Bearer Shares Represented by

American Depositary Shares

Evidenced by American Depositary Receipts

of

Schering Aktiengesellschaft

Pursuant to the Offer Document published on April 13, 2006

by

Dritte BV GmbH

a wholly owned subsidiary of

Bayer Aktiengesellschaft

ACCEPTANCE PERIOD: APRIL 13, 2006 UNTIL MAY 31, 2006

THE ACCEPTANCE PERIOD (AS DEFINED IN THE OFFER DOCUMENT) WILL EXPIRE ON WEDNESDAY, MAY 31, 2006 (24:00 HOURS FRANKFURT AM MAIN (FEDERAL REPUBLIC OF GERMANY) LOCAL TIME ("FRANKFURT TIME"), 6:00 P.M. NEW YORK (U.S.A.) LOCAL TIME ("NEW YORK TIME")), UNLESS THE ACCEPTANCE PERIOD IS EXTENDED. IF THE CONDITIONS TO THE OFFER (AS DEFINED BELOW) ARE SATISFIED OR, IF PERMISSIBLE, WAIVED AT THE EXPIRATION OF THE ACCEPTANCE PERIOD (OTHER THAN THE CONDITION SET FORTH IN SECTION 6.1.2 OF THE OFFER DOCUMENT), AN ADDITIONAL ACCEPTANCE PERIOD (AS DEFINED BELOW) WILL CONTINUE FOR A TWO WEEK PERIOD EXPECTED TO COMMENCE ON FRIDAY, JUNE 9, 2006 AND EXPIRE ON THURSDAY, JUNE 22, 2006 (24:00 HOURS FRANKFURT TIME, 6:00 P.M. NEW YORK TIME).

HOLDERS OF SHARES (AS DEFINED BELOW) AND HOLDERS OF ADSs (AS DEFINED BELOW) WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCES OF THE OFFER DURING THE ACCEPTANCE PERIOD, INCLUDING ANY EXTENSION THEREOF. SEE SECTION 14 OF THE OFFER DOCUMENT FOR A DESCRIPTION OF WITHDRAWAL RIGHTS THAT WILL APPLY FOLLOWING EXPIRATION OF THE ACCEPTANCE PERIOD.

The U.S. Settlement Agent for the Offer is:

For Eligible Institutions only: by facsimile transmission to 1-212-815-6433

To confirm facsimile transmission only: 1-212-815-6212

By Mail: The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286—1248	By Overnight Delivery: The Bank of New York Tender & Exchange Department 101 Barclay Street—11W New York, NY 10286	By Hand: The Bank of New York Tender & Exchange Department 101 Barclay Street—11W Receive & Deliver Window— Street Level New York, NY 10286

This letter is only for holders of ADSs. Holders of ADSs who tender Shares represented by their ADSs in the Offer will not have the ability to trade tendered Shares or the ADSs representing such Shares, including trading the Shares on an "as-tendered" basis in the official market of the Frankfurt Stock Exchange (Prime Standard). See Sections 5.1.8 and 5.2.5 of the Offer Document. If you wish to be able to trade tendered Shares on an "as tendered" basis, you must surrender your ADSs to JP Morgan Chase Bank, N.A., the depositary bank for the ADSs (the "Depositary"), for the purpose of withdrawal of the underlying Shares in accordance with the ADS deposit agreement, and instruct the Depositary to transfer ownership of such Shares underlying the ADSs on the account books maintained with respect to the Shares to your custodian bank or another securities services company managing your securities deposit account with a registered office or branch in Germany (a "Custodian Institution"). You may be required to pay fees to the Depositary under the ADS depositary agreement in connection with the withdrawal of the Shares underlying your ADSs. You would then need to contact the Custodian Institution for further information on how to tender your Shares through it.

        Delivery of this ADS Letter of Transmittal (as defined below) to an address other than as set forth above will not constitute a valid delivery. You must sign this ADS Letter of Transmittal where indicated below and complete the substitute W-9 provided below.

        THE INSTRUCTIONS CONTAINED WITHIN THIS ADS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS ADS LETTER OF TRANSMITTAL IS COMPLETED.

        HOLDERS OF ADSs WILL BE ENTITLED TO ELECT TO RECEIVE PAYMENT IN U.S. DOLLARS OR EUROS. HOLDERS WHO DO NOT MAKE AN ELECTION WILL RECEIVE PAYMENT IN U.S. DOLLARS.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES (ADSs) TENDERED

ADSs Tendered (Attach Additional Signed List, if Necessary)

Name(s) and Address(es) of Registered Owner(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Certificate Number(s)*	Total Number of ADSs Represented by Certificate(s)*	Number of ADSs Tendered**

***Total Certificated ADSs Tendered

****Total ADSs held in "DRS" Form Tendered

*****Total ADSs held in Global Investor Plan Tendered

TOTAL ADSs Tendered
If any of your ADRs (as defined below) have been lost, destroyed or stolen—see Instruction 11 before completing this ADS Letter of Transmittal.
*	Need not be completed by holders tendering by book-entry transfer.
**	Unless otherwise indicated, it will be assumed that all ADSs delivered to the U.S. Settlement Agent (as defined below) are being tendered. See Instruction 4.
***	Please indicate number of ADSs in certificate form being tendered.
****	Please indicate number of ADSs held as direct registered shares on the books of the Depositary ("DRS") being tendered.
*****	Please indicate number of ADSs held in the Global Investor Plan bring tendered.

        This letter of transmittal ("ADS Letter of Transmittal") is to be completed by holders of American depositary shares ("ADSs") of Schering Aktiengesellschaft, a German stock corporation ("Schering"), if (i) American depositary receipts ("ADRs") representing the ADSs are to be forwarded herewith; or (ii) unless an Agent's Message (as defined below) is utilized, delivery is to be made by book-entry transfer to the account of The Bank of New York, as the settlement agent (the "U.S. Settlement Agent"), at The Depository Trust Company ("DTC"), pursuant to the procedures described in Section 5.2 of the Offer Document dated April 13, 2006 (the "Offer Document"). Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the U.S. Settlement Agent. See Instruction 2.

        Holders whose ADSs are not immediately available or who cannot deliver the ADRs evidencing their ADSs and all other documents required hereby to the U.S. Settlement Agent by the expiration date of the Acceptance Period or the Additional Acceptance Period, as applicable, or who cannot comply with the book-entry transfer procedures on a timely basis, may nevertheless surrender their ADSs pursuant to the guaranteed delivery procedures described in Section 5.2 of the Offer Document.

        Acceptance of the Offer in respect of Schering bearer shares with no par value ("Shares"), except insofar as they are represented by ADSs, cannot be made by means of this ADS Letter of Transmittal. If you directly hold Shares, you may obtain a U.S. Declaration of Acceptance from Innisfree M&A Incorporated (the "Information Agent"). See Instruction 12 of this ADS Letter of Transmittal.

        In accordance with German law, holders of Shares, including those represented by ADSs, will be entitled to accept the Offer for two weeks after the expiration of the Acceptance Period and the publication of the results of the Offer by the Bidder (the "Additional Acceptance Period"); provided that at least 143,250,656 Shares, including those represented by ADSs, constituting at least 75% of the 191,000,875 outstanding Shares (including those represented by ADSs and 555,375 Shares issuable upon the exercise of certain options, but excluding 3,554,500 treasury Shares) (the "Minimum Acceptance Threshold"), shall have been tendered at the expiration of the Acceptance Period and the other conditions to the Offer (other than the condition described in Section 6.1.2 of the Offer Document) have been satisfied or waived. The Additional Acceptance Period is expected to commence on June 9, 2006 and to expire on June 22, 2006, 24:00 Hours Frankfurt Time / 6:00 p.m. New York Time.

        Your bank, broker or financial advisor can assist you in completing this ADS Letter of Transmittal. The instructions included with this ADS Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Offer Document and this ADS Letter of Transmittal may be directed to the Information Agent at the address and telephone numbers indicated below.

        If delivery of ADSs is to be made by book-entry transfer to an account maintained by the U.S. Settlement Agent at DTC, then either this ADS Letter of Transmittal or an Agent's Message should be used. The term "Agent's Message" means a message which is transmitted by DTC and received by the U.S. Settlement Agent and which forms a part of a book-entry confirmation. This message must state that DTC has received an express acknowledgment from a participant in DTC's system that (i) the participant is delivering ADSs that are the subject of a confirmation of a book-entry transfer, (ii) the participant has received and agrees to be bound by the terms of this ADS Letter of Transmittal, and (iii) Dritte BV GmbH, a limited liability company organized under the laws of Germany (the "Bidder"), and the U.S. Settlement Agent may enforce the agreement against the participant.

☐
CHECK HERE IF ADSs ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE U.S. SETTLEMENT AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

  Name of Tendering Institution:

  Account Number:

  Transaction Code Number:

☐
CHECK HERE IF ADSs ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE U.S. SETTLEMENT AGENT. ENCLOSE A COPY OF SUCH NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

  Name(s) of Registered Owner(s):

  Date of Execution of Notice of Guaranteed Delivery:

  Window Ticket Number (if any):

  Name of Institution That Guaranteed Delivery:

  If Delivered by Book-Entry Transfer to DTC, Check Here: ☐

  Account Number:

  Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS LETTER OF
TRANSMITTAL CAREFULLY.

Ladies and Gentlemen:

        The undersigned hereby tenders to the U.S. Settlement Agent, in accordance with the terms set forth in this ADS Letter of Transmittal, the above-described ADSs and the bearer shares with no par value (the "Shares") represented thereby, pursuant to the offer (together with any amendments or supplements thereto, the "Offer") of the Bidder to all holders of Shares, including Shares represented by ADSs, to acquire all outstanding Shares, including those represented by ADSs, at a purchase price of EUR 86.00 per Share in cash (such amount being referred to herein as the "Offer Price") upon the terms and subject to the conditions described in the Offer Document. The Bidder shall become obligated to pay for the tendered Shares, including those represented by ADSs, when it gives notice of the satisfaction or waiver of the conditions to the Offer in accordance with Section 6.4 of the Offer Document. Upon the Bidder becoming obligated to pay the Offer Price in respect of tendered Shares, including tendered Shares represented by ADSs, holders of Shares, including Shares represented by ADSs, will no longer have any withdrawal rights and shall instead have the right to receive the Offer Price in respect of tendered Shares, including tendered Shares represented by ADSs.

        The undersigned hereby instructs the U.S. Settlement Agent to accept the Offer on behalf of the undersigned with respect to the ADSs (which expression in this ADS Letter of Transmittal shall, except where the context otherwise requires, be deemed to include, without limitation, the Shares represented thereby) delivered herewith.

        Subject to, and effective upon, the Bidder becoming obligated to pay the Offer Price for, and therefore being deemed to have accepted for payment, the ADSs and the Shares represented by the ADSs tendered herewith, in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Bidder all right, title and interest in and to all the ADSs (and the Shares represented thereby) being tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof) and all dividends, distributions (including, without limitation, distributions of additional ADSs or Shares) and rights declared, paid or distributed in respect of such Shares or securities on or after the settlement of the Offer (collectively, "distributions") and irrevocably appoints the U.S. Settlement Agent the true and lawful agent and attorney-in-fact of the undersigned, with full knowledge that the U.S. Settlement Agent is also acting as the agent of the Bidder in connection with the Offer, with respect to such Shares, ADSs and the distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) (a) to have the ADRs evidencing the ADSs and any distributions delivered to the U.S. Settlement Agent or, if tender is by book-entry transfer, transfer ADSs and any distributions to the account of the U.S. Settlement Agent at DTC, together, in any such case, with all accompanying evidences of transfer and authenticity to the U.S. Settlement Agent or upon the order of the U.S. Settlement Agent, in each case, acting upon the instruction of the Bidder and (b) to surrender such ADSs to the Depositary for the purpose of withdrawal of the underlying Shares in accordance with the ADS deposit agreement, (c) to instruct the Depositary to deliver the certificates evidencing the Shares underlying the ADSs, or transfer ownership of such Shares underlying the ADSs on the account books maintained with respect to the Shares, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Bidder, and (d) to receive all benefits and otherwise exercise all rights of beneficial ownership of such ADSs, the underlying Shares (and all such other Shares or securities) and any distributions, all in accordance with the terms and conditions of the Offer. The undersigned agrees that the Bidder may instruct the U.S. Settlement Agent to take the actions specified in clause (a), (b) or (c) above prior to the time the Bidder becomes obligated to pay the Offer Price for the ADSs (including the underlying Shares) in the Offer. The

Bidder shall not have the rights specified in clause (d) above until it becomes obligated to pay the Offer Price for the ADSs (including the underlying Shares) tendered in the Offer. At such time, the undersigned shall have no further rights with respect to the tendered ADSs (including the underlying Shares), except that the undersigned shall have a right to receive from the Bidder the Offer Price in accordance with the Offer.

        By executing this ADS Letter of Transmittal, the undersigned hereby irrevocably appoints each designee of the Bidder or one or more of its affiliates as the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote at any annual or special meeting of Schering's shareholders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, and to otherwise act as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, all of the ADSs (including the underlying Shares and any and all distributions) tendered hereby and accepted for payment by the Bidder. This appointment will be effective if and when, and only to the extent that, the Bidder becomes obligated to pay for the Shares represented by the tendered ADSs pursuant to the Offer following the satisfaction or the waiver by the Bidder of all conditions to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the obligation of the Bidder to pay for the Shares represented by the tendered ADSs in accordance with the terms of the Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to the ADSs or the Shares represented by the tendered ADSs (and with respect to any and all distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the ADSs (including the underlying Shares) tendered hereby and all distributions and that, when the Shares are accepted for payment by the Bidder, the Bidder will acquire good, marketable and unencumbered title thereto and to all distributions, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the U.S. Settlement Agent or the Bidder to be necessary or desirable to complete the sale, assignment and transfer of the ADSs (including the underlying Shares) tendered hereby and all distributions. In addition, the undersigned shall remit and transfer promptly to the U.S. Settlement Agent for the account of the Bidder all distributions in respect of the ADSs (including the underlying Shares) tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, the Bidder shall be entitled to all rights and privileges as owner of each such distribution and may withhold the entire Offer Price of the Shares represented by the ADSs tendered hereby or deduct from such Offer Price the amount or value of such distribution as determined by the Bidder in its sole discretion.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Offer Document, this tender is irrevocable.

        The undersigned understands that the valid tender of the ADSs (including the underlying Shares) pursuant to any one of the procedures described in Section 5.2 of the Offer Document and in the Instructions hereto will constitute a binding agreement between the undersigned and the Bidder upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms or conditions of any such extension or amendment). Without limiting the foregoing, if the Offer Price is amended, the price to be paid to the undersigned will be the amended Offer Price notwithstanding the fact that a different price is stated in this ADS Letter of Transmittal. The undersigned recognizes that under certain circumstances set forth in the Offer Document, the Bidder may not be required to pay for any of the ADSs (or the underlying Shares) tendered hereby. If acceptance has been made in respect of ADSs, then a separate acceptance in respect of Shares represented by such ADSs may not be made.

        Unless otherwise indicated under "Special Payment Instructions," please issue the check for the Offer Price (all payments will be made in U.S. dollars, unless the box electing payment in Euros is checked below) for all of the Shares represented by the ADSs tendered hereby and purchased in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the Offer Price for all of the Shares represented by the ADSs tendered hereby to the undersigned at the address(es) shown below the undersigned's signature(s). Should any Shares underlying ADSs represented by ADRs tendered hereby not be purchased, ADRs evidencing such ADSs and other relevant documents shall be returned in accordance with the instructions in the preceding sentence. In the event that the boxes entitled "Special Payment Instructions" and "Special Delivery Instructions" are both completed, please issue the check for the Offer Price for all of the Shares represented by the ADSs tendered hereby in the name(s) of, and deliver such check to, the person(s) so indicated. Unless otherwise indicated herein in the box entitled "Special Payment Instructions," please credit any ADSs tendered herewith by book-entry transfer that are not accepted for payment by crediting the undersigned's account at DTC. The undersigned recognizes that the Bidder has no obligation, pursuant to the "Special Payment Instructions," to transfer any ADSs from the name of the registered holder thereof if the Bidder does not accept for payment any of the Shares represented by the ADSs so tendered.

        The Offer Price is EUR 86.00 per Share in cash. The undersigned understands that it may elect to receive the Offer Price for the Shares represented by ADSs in Euros or U.S. dollars by checking the appropriate box below under "Election to Receive Offer Price in Euros or U.S. Dollars." If the box electing payment in U.S. dollars is checked, the Offer Price will be converted into U.S. dollars at the U.S. dollar/Euro bid rate as reported by WM/Reuters at 16:00 Hours London, England local time ("London Time") on the date on which the Custodian Institution of the U.S. Settlement Agent receives the consideration for the Offer in Euros from the Bidder (the "Conversion Date"). If the undersigned tenders the Shares represented by ADSs, but does not make an election as to whether to be paid in Euros or U.S. dollars, the undersigned will receive the Offer Price in U.S. dollars. The undersigned understands that the U.S. dollar/ Euro exchange rate which is prevailing at the date on which the undersigned tenders ADSs to the U.S. Settlement Agent may be different from the rate prevailing on the Conversion Date. In all cases, tendering holders of ADSs not electing to receive the Offer Price in Euros will bear the risk of fluctuations in the U.S. dollar/Euro exchange rate. Except as described above, none of Bayer Aktiengesellschaft, the Bidder or any of their respective advisors or agents shall have any responsibility with respect to the actual amount of cash consideration payable other than in Euros.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 5, 6 and 7)
To be completed ONLY if the check for cash payable in the Offer is to be issued in the name of someone other than the undersigned, if ADRs not tendered or not accepted for payment are to be issued in the name of someone other than the undersigned or if ADSs tendered hereby and delivered by book-entry transfer that are not accepted for payment are to be returned by credit to an account maintained at DTC other than the account indicated above.
Issue ☐ Check ☐ ADR(s) to:
Name:	(Please Print)
Address:
(Include ZIP Code)
Taxpayer Identification or Social Security Number (See Substitute Form W-9)

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 5, 6 and 7)
To be completed ONLY if the check for cash payable in the Offer is to be issued in the name of someone other than the undersigned, if ADRs not tendered or not accepted for payment are to be issued in the name of someone other than the undersigned or if ADSs tendered hereby and delivered by book-entry transfer that are not accepted for payment are to be returned by credit to an account maintained at DTC other than the account indicated above.
Mail ☐ Check ☐ ADR(s) to:
Name:	(Please Print)
Address:
(Include ZIP Code)
Taxpayer Identification or Social Security Number
(See Substitute Form W-9)

ELECTION TO RECEIVE OFFER PRICE IN EUROS OR U.S. DOLLARS
☐ Check box ONLY if you wish to receive all (but not part) of the amount of cash consideration to be paid by a check in Euros.
☐ Check box ONLY if you wish to receive all (but not part) of the amount of cash consideration to be paid by a check in U.S. dollars.

If you elect to receive U.S. dollars or you do not make an election, payment will be made in U.S. dollars equal to the Euro amounts payable to you converted to U.S. dollars at the U.S. dollar/Euro bid rate as reported by WM/Reuters at 16:00 Hours London Time on the Conversion Date.

IMPORTANT SIGN HERE (Please Complete Substitute Form W-9 Included Herein)

X

X

Signature(s) of ADS Holders
Dated
Name(s)
Capacity (Full Title)
(See Instruction 5)
Address
(Include ZIP Code)
Area Code and Telephone Number
Taxpayer Identification or Social Security Number
(See Substitute Form W-9)

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the ADR(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates, endorsements, stock powers and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

MEDALLION GUARANTEE OF SIGNATURE(S)

(If required—See Instructions 1 and 5)
FOR USE BY FINANCIAL INSTITUTIONS ONLY.
PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Authorized Signature(s)
Name
Name of Firm
Address	(Include ZIP Code)
Area Code and Telephone Number
Dated

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

        1.    Guarantee of Signatures.    No signature guarantee is required on this ADS Letter of Transmittal if (a) this ADS Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Section, includes any participant in DTC's systems whose name appears on a security position listing as the owner of the ADSs) of ADSs surrendered herewith, unless such registered holder(s) has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on this ADS Letter of Transmittal or (b) such ADSs are surrendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"). In all other cases, all signatures on this ADS Letter of Transmittal must be Medallion guaranteed by an Eligible Institution. See Instructions 5 and 7.

        2.    Requirements of Tender.    This ADS Letter of Transmittal is to be completed by holders of ADSs if ADRs are to be forwarded herewith or, unless an Agent's Message is utilized, if tenders are to be made pursuant to the procedure for tender by book-entry transfer set forth in Section 5.2 of the Offer Document. ADRs evidencing tendered Shares represented by ADSs, or timely confirmation (a "Book-Entry Confirmation") of a book-entry transfer of ADSs into the U.S. Settlement Agent's account at DTC, as well as this ADS Letter of Transmittal properly completed and duly executed, with any required Medallion signature guarantees, or an Agent's Message, in connection with a book-entry transfer, and any other documents required by this ADS Letter of Transmittal, must be received by the U.S. Settlement Agent at one of its addresses set forth herein prior to the expiration of the Acceptance Period or the Additional Acceptance Period, as applicable. ADS holders whose ADRs are not immediately available, or who cannot complete the procedure for delivery by book-entry transfer on a timely basis or who cannot deliver all other required documents to the U.S. Settlement Agent prior to the expiration of the Acceptance Period or the Additional Acceptance Period, as applicable, may tender their ADSs by properly completing and duly executing a notice of guaranteed delivery pursuant to the guaranteed delivery procedure set forth in Section 5.2 of the Offer Document. Pursuant to such procedure: (A) such tender is made by or through an Eligible Institution; (B) a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by the Bidder ("Notice of Guaranteed Delivery"), is received by the U.S. Settlement Agent prior to the expiration of the Acceptance Period or the Additional Acceptance Period, as applicable; and (C) within three NYSE Trading Days after the date of execution of such Notice of Guaranteed Delivery, the ADS holder delivers to the U.S. Settlement Agent either (i) in the case of ADSs evidenced by ADRs, (a) the ADRs, in proper form for transfer, together with (b) a properly completed and duly executed ADS Letter of Transmittal or a manually executed facsimile copy, with any required Medallion signature guarantee; or (ii) in the case of ADSs held in book-entry form, (a) a Book-Entry Confirmation regarding the transfer of its ADSs into the account of the U.S. Settlement Agent at DTC as described above, together with (b) either a properly completed and duly executed ADS Letter of Transmittal or a manually executed facsimile copy, with any required signature guarantee, or an Agent's Message. "NYSE Trading Day" refers to any day on which the New York Stock Exchange is open for business.

        If ADRs are forwarded separately to the U.S. Settlement Agent, a properly completed and duly executed ADS Letter of Transmittal must accompany each such delivery. A Notice of Guaranteed Delivery may only be delivered to the U.S. Settlement Agent.

        The method of delivery of this ADS Letter of Transmittal, ADRs and all other required documents, including delivery through DTC, is at the option and the risk of the tendering holder and the delivery will be deemed made only when actually received by the U.S. Settlement Agent (including, in the case of book-entry transfer, by Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        No alternative, conditional or contingent tenders will be accepted and no fractional ADSs or underlying Shares will be purchased. All tendering ADS holders, by execution of this ADS Letter of Transmittal, waive any right to receive any notice of the acceptance of the Shares represented by their ADSs for payment.

        3.    Inadequate Space.    If the space provided herein is inadequate, the ADR certificate numbers and/or the number of ADSs and any other required information should be listed on a separate signed schedule attached hereto.

        4.    Partial Tenders.    (Not applicable to holders who tender by book-entry transfer.) If fewer than all of the ADSs (and the underlying Shares) evidenced by any ADR are to be tendered, fill in the number of ADSs (and the underlying Shares) that are to be tendered in the box entitled "ADSs (and Underlying Shares) Tendered." In this case, new ADRs for the ADSs that were evidenced by your old ADRs, but were not tendered by you, will be sent to you, unless otherwise provided in the appropriate box on this ADS Letter of Transmittal, as soon as practicable after the expiration of the Acceptance Period or the Additional Acceptance Period, as applicable. All ADSs (and the underlying Shares) represented by ADRs delivered to the U.S. Settlement Agent will be deemed to have been tendered unless indicated.

        5.    Signatures on ADS Letter of Transmittal, Stock Powers and Endorsements.    If this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs surrendered hereby, the signature(s) must correspond with the name(s) as written on the face of the ADR(s) without alteration, enlargement or any change whatsoever.

        If any of the ADSs surrendered hereby are held of record by two or more joint owners, all such owners must sign this ADS Letter of Transmittal.

        If any of the surrendered ADSs are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

        If this ADS Letter of Transmittal or any ADRs or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Bidder of the authority of such person so to act must be submitted. If this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs listed and transmitted hereby, no endorsements of ADRs or separate stock powers are required unless payment is to be made or ADRs representing ADSs not tendered or not accepted for payment are to be issued in the name of a person other than the registered holder(s). Signatures on any such ADRs or stock powers must be Medallion guaranteed by an Eligible Institution.

        If this ADS Letter of Transmittal is signed by a person other than the registered holder(s) of the ADS(s) listed and transmitted hereby, the ADR(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the ADR(s). Signature(s) on any such ADRs or stock powers must be guaranteed by an Eligible Institution.

        6.    Share Transfer Taxes.    If payment of the Offer Price is to be made to, or if ADR(s) representing ADSs not tendered or not accepted for payment are to be registered in the name of, any person other than the registered holder(s), or if tendered ADS(s) are registered in the name of any person other than the person(s) signing this ADS Letter of Transmittal, the amount of any share transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the Offer Price for the Shares represented by such ADSs purchased unless evidence satisfactory to the Bidder of the payment of such taxes, or exemption therefrom, is submitted.

        Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the ADR(s) representing the ADSs (and the underlying Shares) tendered hereby.

        7.    Special Payment and Delivery Instructions.    If a check is to be issued in the name of, and/or ADRs representing ADSs not tendered or not accepted for payment are to be issued to, a person other than the signer of this ADS Letter of Transmittal or if a check and/or such ADRs are to be returned to a person other than the person(s) signing this ADS Letter of Transmittal or to an address other than that shown in this ADS Letter of Transmittal, the appropriate boxes on this ADS Letter of Transmittal must be completed.

        8.    Taxpayer Identification Number and Backup Withholding.    United States federal income tax law generally requires that a holder of ADSs whose tendered ADSs are accepted for purchase must provide the U.S. Settlement Agent (as payor) with such holder's correct Taxpayer Identification Number ("TIN"), or otherwise establish an exemption. If the U.S. Settlement Agent is not provided with the correct TIN or an adequate basis for an exemption, such holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the "IRS") and backup withholding in an amount equal to 28% of the amount of the gross proceeds received pursuant to the Offer. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

        To prevent backup withholding, each tendering holder of ADSs that is a U.S. person must provide such holder's correct TIN by completing the Substitute Form W-9 set forth herein, certifying that the TIN provided is correct (or that such holder is awaiting a TIN) and that (a) the holder is exempt from backup withholding, (b) the holder has not been notified by the IRS that such holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the holder that such holder is no longer subject to backup withholding. Such holder must also certify that such holder is a "U.S. person" as defined under the Internal Revenue Code and applicable Treasury regulations.

        If a holder of ADSs that is a U.S. person does not have a TIN, such holder should check the box in Part 3 of the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If the holder does not provide such holder's TIN to the U.S. Settlement Agent before payment is made, the U.S. Settlement Agent will apply backup withholding in an amount equal to 28% of the amount of the gross proceeds received by such holder pursuant to the Offer.

        If the ADRs are held in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for information on which TIN to report.

        Exempt holders (including among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder that is a U.S. person should fill out the Substitute Form W-9 and write "exempt" below its TIN. In order for a nonresident alien or foreign entity to qualify as exempt, such person must submit a completed applicable Form W-8BEN, W8ECI, W-8EXP or W-8IMY, "Certificate of Foreign Status," as the case may be, signed under penalties of perjury attesting to such exempt status. Such form may be obtained from the U.S Settlement Agent or the IRS at its website: www.irs.gov.

        9.    Requests for Assistance or Additional Copies.    Questions and requests for assistance or additional copies of the Offer Document, this ADS Letter of Transmittal, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be

directed to the Information Agent at the address and phone numbers set forth below, or from brokers, dealers, commercial banks or trust companies.

        10.    Waiver of Conditions.    Subject to the rules and regulations of the Securities and Exchange Commission and applicable German law, the Bidder reserves the right, in its sole discretion, to waive, at any time or from time to time, any of the specified conditions of the Offer specified in the Offer Document, in whole or in part.

        11.    Lost, Destroyed or Stolen ADRs.    If any ADR has been lost, destroyed or stolen, the holder should promptly notify JP Morgan Chase Bank, N.A. as the Depositary immediately by phone (telephone number: 1-800-990-1135). The holder will then be instructed as to the steps that must be taken in order to replace the ADR. This ADS Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed ADRs have been followed.

        12.    Holders of Shares Not Represented by ADSs.    Holders of Shares have been sent a U.S. Declaration of Acceptance with the Offer Document and may not accept the Offer in respect of such Shares pursuant to this ADS Letter of Transmittal, except insofar as those Shares are represented by ADSs. If any holder of Shares that are not represented by ADSs needs to obtain a copy of the U.S. Declaration of Acceptance, such holder should contact the Information Agent at the appropriate address and telephone numbers set forth in the Offer Document.

        13.    Additional Acceptance Period.    In accordance with German law, holders of Shares, including those represented by ADSs, will be entitled to accept the Offer during the Additional Acceptance Period, a two-week period after the expiration of the Acceptance Period and the publication of the results of the Offer by the Bidder; provided that the Minimum Acceptance Threshold is achieved within the Acceptance Period and the other conditions to the Offer (other than the condition described in Section 6.1.2 of the Offer Document) have been satisfied or waived. The Additional Acceptance Period is expected to commence on June 9, 2006 and to expire on June 22, 2006, 24:00 Hours Frankfurt Time / 6:00 p.m. New York Time. ADS holders will be entitled to tender the Shares represented by their ADSs using this ADS Letter of Transmittal during the Additional Acceptance Period.

IMPORTANT:

        THIS ADS LETTER OF TRANSMITTAL TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE U.S. SETTLEMENT AGENT PRIOR TO THE EXPIRATION OF THE ACCEPTANCE PERIOD OR THE ADDITIONAL ACCEPTANCE PERIOD, AS APPLICABLE, AND EITHER ADRs REPRESENTING TENDERED ADSs (AND THE UNDERLYING SHARES) MUST BE RECEIVED BY THE U.S. SETTLEMENT AGENT OR ADSs MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION OF THE ACCEPTANCE PERIOD OR THE ADDITIONAL ACCEPTANCE PERIOD, AS APPLICABLE, OR THE TENDERING HOLDER OF ADSs MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

PAYER'S NAME: The Bank of New York

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payor's Request for Taxpayer Identification Number (TIN)

Part 1—PLEASE PROVIDE YOUR NAME AND TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.
Part 2—
Certification—Under penalty of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
	(3) I am a U.S. person (including a U.S. resident alien).	Name Social Security Number OR Employer Identification Number Part 3— ☐ Awaiting TIN

CERTIFICATE INSTRUCTIONS—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax re turn. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	SIGNATURE DATE

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature:	Date:

Any questions or requests for assistance may be directed to the information agent at its address and telephone numbers set forth below. Requests for additional copies of the Offer Document or this ADS Letter of Transmittal may be directed to the Information Agent. Schering securityholders may also contact their custodian institutions, brokers, dealers, commercial banks or other nominees for assistance concerning the Offer.

The Dealer Manager in the United States for the Offer is:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue
New York, New York 10010-3629
United States of America
1-800-318-8220 (toll free)

The Information Agent for the Offer is:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor
New York, NY 10022
United States of America
00 800 7710 9970 (toll free in the EU)
1-877-717-3925 (toll free in the United States and Canada)
+1-412-232-3651 (call collect from all other countries)
1-212-750-5833 (banks and brokers call collect)

The U.S. Settlement Agent for the Offer is:

For Eligible Institutions only: by facsimile transmission to 1-212-815-6433

To confirm facsimile transmission only: 1-212-815-6212

By Mail:	By Overnight Delivery:	By Hand:
The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286—1248	The Bank of New York Tender & Exchange Department 101 Barclay Street—11W New York, NY 10286	The Bank of New York Tender & Exchange Department 101 Barclay Street—11W Receive & Deliver Window—Street Level New York, NY 10286

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INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
IMPORTANT